                                                                     Exhibit 4.2

This Stock Purchase Right and any shares acquired upon purchase pursuant to the terms hereof have not been registered under the Securities Act of 1933, as amended, and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act.

The holder of the securities represented by this certificate is subject to certain obligations contained in a Standstill Agreement dated as of August 29, 2000, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

                     APRISMA MANAGEMENT TECHNOLOGIES, INC.
                             STOCK PURCHASE RIGHT

                                                       Rochester, New Hampshire
                                                           August 30, 2000

     Aprisma Management Technologies, Inc. a Delaware corporation (the "Company"), for value received, hereby certifies that [name of investor]., or registered assigns, is entitled to purchase from the Company up to [amount of shares] duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company at the price per share equal to the Deemed Purchase Price Per Share, at any time or from time to time, on or after the Effective Date (as defined below) and prior to 5:00 P.M. Rochester, New Hampshire time, on the Termination Date (as defined below), all subject to the terms, conditions and adjustments set forth herein.

     This Stock Purchase Right is one of the Subsidiary Stock Purchase Rights (the "Stock Purchase Rights") originally issued in connection with the execution and delivery of the Amended and Restated Securities Purchase Agreement dated as of August 29, 2000 (as from time to time in effect, the "Purchase Agreement") among Cabletron Systems, Inc. and the investors named therein (the "Investors"). The Stock Purchase Rights originally so issued evidence rights to purchase an aggregate of 5,166,666 shares of Common Stock, subject to adjustment as provided herein. Certain capitalized terms used in this Stock Purchase Right are defined in Section 11 hereof.

     The shares of Common Stock subject to this Stock Purchase Right may be purchased on any Business Day commencing on the Business Day that is ten Business Days prior to the date of the earliest to occur of the following (such date, the "Effective Date"): (i) the date on which the registration statement filed by the Company in connection with its Pre-Spin-Off IPO is declared effective by the Commission, such purchase to be subject to the consummation of the Company's Pre-Spin-Off IPO; (ii) the date of the consummation of a Third-Party Sale of the Company; and (iii) the date of the consummation of the Spin-Off of the Company to shareholders of Cabletron Systems, Inc. without the Company's having first engaged in a Pre-

Spin-Off IPO. In case of a Third-Party Sale, shares of Common Stock received upon purchase shall be entitled to participate in the proceeds of such Third-Party Sale to the same extent as other holders of Common Stock are entitled to participate, regardless of the structure of such Third-Party Sale.

       The right to purchase shares of Common Stock subject to this Stock Purchase Right will terminate on the date (the "Termination Date") of the earliest to occur of the following: (i) the date on which the registration statement filed by the Company in connection with its Pre-Spin-Off IPO is declared effective by the Commission (if not purchased on or prior to such date); (ii) the date of the consummation of a Third-Party Sale of the Company (if not purchased on or prior to such date); (iii) the twentieth Business Day following completion of the Spin-Off of the Company to shareholders of Cabletron Systems, Inc. without the Company's having first consummated a Pre-Spin-Off IPO (if not purchased on or prior to such date); (iv) the issuance of Replacement Rights in respect of the cancellation of this Stock Purchase Right; and (v) four years from the date hereof; provided, however, that in each case, the Termination Date shall be extended to the extent necessary to permit the Company and the holder of this Stock Purchase Right to obtain any necessary antitrust and other regulatory approvals for such purchase; and provided, further, that if the Termination Date as determined by the preceding provisions of this sentence (other than clause (iv) hereof) shall occur on a day other than a Business Day, the Termination Date shall be extended to the next succeeding Business Day. The Company shall provide the holder of this Stock Purchase Right with written notice of the occurrence of the Effective Date not less than ten Business Days prior to such Effective Date.

1.     PURCHASE OR CONVERSION OF STOCK PURCHASE RIGHT.

       1.1.    Manner of Purchase or Conversion; Payment.

       1.1.1. Purchase. The shares of Common Stock subject to this Stock Purchase Right may be purchased by the holder hereof, in whole or in part, during normal business hours on any Business Day on or after the Effective Date and on or prior to the Termination Date, by surrender of this Stock Purchase Right to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a subscription in substantially the form attached to this Stock Purchase Right (or a reasonable facsimile thereof) duly executed by such holder. Within ten Business Days of such surrender, such holder shall make a payment to the Company, in cash, by certified check payable to the order of the Company or by wire transfer (or by any combination of such methods), in the amount obtained by multiplying (a) the number of shares of Common Stock (without giving effect to any adjustment thereof) designated in such subscription by (b) the Deemed Purchase Price Per Share, and such holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) determined as provided in Sections 2 and 3 hereof.

       1.1.2. Conversion. This Stock Purchase Right may be converted by the holder hereof, in whole or in part, into shares of Common Stock, during normal business hours on any Business Day on or prior to the Termination Date, by surrender of this Stock Purchase Right to the Company at its office maintained pursuant to Section 10.2(a) hereof, accompanied by a conversion notice in substantially the form attached to this Stock Purchase Right (or a reasonable facsimile thereof) duly executed by such holder, and such holder shall thereupon be entitled to receive a number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) equal to:

          (i)  an amount equal to:

               (a) an amount equal to (x) the number of shares of Common Stock
                   (or Other Securities) determined as provided in Sections 2 and 3 hereof which such holder would be entitled to receive upon purchase of shares of Common Stock pursuant to this Stock Purchase Right for the number of shares of Common Stock designated in such conversion notice multiplied by (y) the Market Price on the date of conversion of each such share of Common Stock (or such Other Securities) so receivable upon such purchase minus

               (b) an amount equal to (x) the number of shares of Common Stock
                   (without giving effect to any adjustment thereof) designated in such conversion notice multiplied by (y) the Deemed Purchase Price Per Share divided by

          (ii) such Market Price of each such share of Common Stock (or Other Securities).

For all purposes of this Stock Purchase Right (other than this Section 1.1), any reference herein to the purchase of shares of Common Stock pursuant to this Stock Purchase Right shall be deemed to include a reference to the conversion of this Stock Purchase Right into Common Stock (or other Securities) in accordance with the terms of this Section 1.1.2.

     1.2. When Purchase Effective. Each purchase of shares of Common Stock pursuant to this Stock Purchase Right shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Stock Purchase Right shall have been surrendered to the Company as provided in
Section 1.1 hereof, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such purchase as provided in Section 1.3 hereof shall be deemed to have become the holder or holders of record thereof.

     1.3. Delivery of Stock Certificates, etc. Promptly after each purchase of shares of Common Stock subject to this Stock Purchase Right, in whole or in part, and in any event within five Business Days of receipt by the Company of payment of the purchase price therefor, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the holder hereof or, subject to Section 8 hereof, as such holder (upon payment by such holder of any applicable transfer taxes) may direct:

          (a) a certificate or certificates for the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such holder shall be entitled upon such purchase plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such purchase; and

          (b) in case such purchase is in part only, a new Stock Purchase Right or Stock Purchase Rights of like tenor, dated the date hereof and calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment thereof) to the number of such shares called for on the face of this Stock Purchase Right minus the number of such shares designated by the holder upon such purchase as provided in Section 1.1 hereof.

     1.4. Mandatory Purchase. Subject to Section 8.6 of the Purchase Agreement, the Company may require the holder to purchase all or any portion of shares of Common Stock subject to this Stock Purchase Right by providing the holder with written notice not less than five Business Days prior to the date of pricing of the Company's Pre-Spin-Off IPO; provided, however, that such required purchase shall be subject to the consummation of the Company's Pre-Spin-Off IPO.

2.   ADJUSTMENT OF COMMON STOCK ISSUABLE UPON PURCHASE.

     2.1. General; Number of Shares; Specified Amount. The number of shares of Common Stock which the holder of this Stock Purchase Right shall be entitled to receive upon each purchase shall be determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 2) be issuable upon such purchase, as designated by the holder hereof pursuant to Section 1.1 hereof, by the fraction of which (i) the numerator is the Initial Specified Amount Per Share and (ii) the denominator is the Specified Amount in effect on the date of such purchase. The "Specified Amount" shall initially be the Initial Specified Amount Per Share, shall be adjusted and readjusted from time to time as provided in this Section 2 and, as so adjusted or readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 2.

     2.2. Treatment of Stock Dividends, Stock Splits, etc. In case the Company at any time or from time to time after the date hereof shall declare or pay any dividend or other distribution on the Common Stock payable in shares of Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock), then, and in each such case, additional shares of Common Stock shall be deemed to have been issued (a) in the case of any such dividend or other distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend, or (b) in the case of any such subdivision, immediately after the close of business on the day immediately prior to the day upon which such corporate action becomes effective. Effective at the time such additional shares of Common Stock shall be deemed to have been issued, the Specified Amount shall be reduced to a price (calculated to the nearest .001 of a cent) determined by multiplying the Specified Amount in effect immediately prior to such time by a fraction:

     (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such time; and

     (y) the denominator of which shall be the number of shares of Common Stock outstanding at such time (including the shares of Common Stock deemed to have been issued at such time in respect of any such dividend or subdivision).

Notwithstanding the foregoing provisions of this Section 2.2, no adjustment of the Specified Amount shall take place in respect of any dividend or distribution referred to in this Section 2.2 if such dividend is not actually paid (whether or not a record date therefor shall have been declared).

     2.3. Adjustments for Combinations, etc. In case the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then, and in each such case, the Specified Amount shall be increased, concurrently with the effectiveness of such combination or consolidation, to a price, calculated to the nearest .001 of a cent, determined by multiplying the Specified Amount in effect immediately prior to such combination or consolidation by a fraction:

     (x) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the effectiveness of such combination or consolidation; and

     (y) the denominator of which shall be the number of shares of Common Stock outstanding at the time of such effectiveness after giving effect to such combination or consolidation.

3.   CONSOLIDATION, MERGER, ETC.

     3.1. Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company after the date hereof (a) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation of such consolidation or merger, or (b) shall permit any other Person to consolidate with or merge into the Company and the Company shall be the continuing or surviving Person but, in connection with such consolidation or merger, the Common Stock or Other Securities shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (c) shall transfer all or substantially all of its properties or assets to any other Person, or (d) shall effect a capital reorganization or reclassification of the Common Stock or Other Securities (other than a capital reorganization or reclassification to the extent that such capital reorganization or reclassification results in the issue of additional shares of Common Stock for which adjustment in the Specified Amount is provided in Section 2 hereof), then, and in the case of each such transaction, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Stock Purchase Right, the holder of this Stock Purchase Right, upon the purchase hereto of shares of Common Stock subject to this Stock Purchase Right at any time after the consummation of such transaction, shall be entitled to receive (at the aggregate Deemed Purchase Price Per Share in effect at the time of such consummation for all Common Stock or Other Securities issuable upon such purchase immediately prior to such consummation), in lieu of the Common Stock or Other Securities issuable upon such purchase prior to such consummation, the greatest amount of securities, cash or other property to which such holder would actually have been entitled as a shareholder upon such consummation if such holder had purchased the shares of Common Stock represented by this Stock Purchase Right immediately prior thereto (assuming such shareholder failed to purchase any shares of Common Stock and received per share the kind and amount of consideration receivable per share by a plurality of all shares of Common Stock not so purchased), subject to adjustments (subsequent to such consummation) as nearly equivalent as possible to the adjustments provided for in Sections 2 and 3 hereof.

     3.2. Assumption of Obligations. Notwithstanding anything contained in this Stock Purchase Right to the contrary, the Company will not effect any of the transactions described in clauses (a) through (d) of Section 3.1 hereof unless, prior to the consummation thereof, each person (other than the Company) which may be required to deliver any stock, securities, cash or property upon the purchase of shares of Common Stock subject to this Stock Purchase Right as provided herein shall assume, by written instrument delivered to the holder of this Stock Purchase Right, (a) the obligations of the Company under this Stock Purchase Right (and if the Company shall survive the consummation of such transaction, such assumption shall be in addition to, and shall not release the Company from, any continuing obligations of the Company under this Stock Purchase Right), and (b) the obligation to deliver to such holder such shares of stock, securities, cash or property as, in accordance with the foregoing provisions of this Section 3, such holder may be entitled to receive.

4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, take any action to avoid or to seek to avoid the observance or performance of any of the terms of this Stock Purchase Right, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Stock Purchase Right specifically provided herein. Without limiting the generality of the foregoing, the Company
(a) will not permit the par value of any shares of stock receivable upon the purchase of shares of Common Stoke subject to this Stock Purchase Right to exceed the amount payable therefor upon such purchase, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the purchase of shares of Common Stock subject to the Stock Purchase Rights from time to time outstanding, and (c) will not take any action which results in any adjustment of the Specified Amount if the total number of shares of Common Stock (or Other Securities) issuable after the action upon the purchase of all of the shares of Common Stock subject to Stock Purchase Rights would exceed the total number of shares of Common Stock (or Other Securities) then authorized by the Company's certificate of incorporation and available for the purpose of issue upon such purchase.

5. REPORT AS TO ADJUSTMENTS. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable upon the purchase of shares of Common Stock subject to this Stock Purchase Right, the Company will promptly compute such adjustment or readjustment in accordance with the terms of this Stock Purchase Right and prepare a report setting forth such adjustment or readjustment and showing in reasonable detail the method of calculation thereof and the facts upon which such adjustment or readjustment is based, including a statement of the Actual Purchase Price Per Share and Specified Amount in effect immediately prior to and after giving effect to such adjustment or readjustment. The Company will forthwith mail a copy of each such report to each holder of a Stock Purchase Right and will, upon the written request at any time of any holder of a Stock Purchase Right, furnish to such holder a like report setting forth the Actual Purchase Price Per Share and Specified Amount at the time in effect and showing in reasonable detail how it was calculated. The Company will also keep copies of all such reports at its office maintained pursuant to
Section 10.2(a) hereof and will cause the same to be available for inspection at such office during normal business hours by any holder of a Stock Purchase Right or any prospective purchaser of a Stock Purchase Right designated by the holder thereof.

6.   NOTICES OF CORPORATE ACTION.  In the event of

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer of all or substantially all the assets of the Company to any other Person, or

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

the Company will mail to each holder of a Stock Purchase Right a notice specifying (i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right, and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any such time is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding-up.

7. LISTING OF COMMON STOCK. At any time Common Stock is listed or admitted to trading (as applicable) on any national securities exchange or designated as a National Market

System security by the NASD, the Company will, at its expense, obtain promptly and maintain the approval for listing and admission to trading (as applicable) on each such exchange and system, upon official notice of issuance, the shares of Common Stock issuable upon purchase thereof pursuant to the terms of the then outstanding Stock Purchase Rights and maintain the listing or trading (as applicable) of such shares after their issuance.

8. RESTRICTIONS ON TRANSFER. Each certificate evidencing shares of Common Stock (or Other Securities) issued upon the purchase thereof pursuant to the terms of any Stock Purchase Right, each certificate issued upon the direct or indirect transfer of any such Common Stock (or Other Securities), all Stock Purchase Rights originally issued pursuant to the Purchase Agreement and each Stock Purchase Right issued upon direct or indirect transfer or in substitution for any Stock Purchase Right pursuant to Section 10 hereof shall be transferable only upon satisfaction of the conditions specified in Section 4.01 of the Standstill Agreement and in this Section 8 and shall be stamped or otherwise imprinted with legends in substantially the form required by Section 4.02 of the Standstill Agreement.

9. RESERVATION OF STOCK, ETC. The Company will at all times reserve and keep available, solely for issuance and delivery upon the purchase of shares of Common Stock subject to the Stock Purchase Rights, the number of shares of Common Stock of each class (or Other Securities) from time to time issuable upon such purchase pursuant to the terms of all Stock Purchase Rights at the time outstanding. All shares of Common Stock (or Other Securities) issuable upon the purchase thereof pursuant to the terms of any Stock Purchase Rights shall be duly authorized and, when issued upon such purchase, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

10.  OWNERSHIP, TRANSFER AND SUBSTITUTION OF STOCK PURCHASE RIGHTS.

     10.1. Ownership of Stock Purchase Rights. The Company may treat the person in whose name any Stock Purchase Right is registered on the register kept at the office of the Company maintained pursuant to Section 10.2(a) hereof as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Stock Purchase Right is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Stock Purchase Right for all purposes, notwithstanding any notice to the contrary. Subject to Section 8 hereof, shares of Common Stock subject to a Stock Purchase Right, if such Stock Purchase Right is properly assigned, may be purchased by a new holder without a new Stock Purchase Right first having been issued.

     10.2. Office; Transfer and Exchange of Stock Purchase Rights.

           (a) The Company will maintain an office (which may be an agency maintained at a bank) in Rochester, New Hampshire where notices, presentations and demands in respect of this Stock Purchase Right may be made upon it. Such office shall be maintained at 35 Industrial Way, Rochester, New Hampshire 03867 until such time as the Company shall notify the holders of the Stock Purchase Rights of any change of location of such office within Rochester, New Hampshire.

          (b) The Company shall cause to be kept at its office maintained pursuant to Section 10.2(a) hereof a register for the registration and transfer of the Stock Purchase Rights. The names and addresses of holders of Stock Purchase Rights, the transfers thereof and the names and addresses of transferees of Stock Purchase Rights shall be registered in such register. The Person in whose name any Stock Purchase Right shall be so registered shall be deemed and treated as the owner and holder thereof for all purposes of this Stock Purchase Right, and the Company shall not be affected by any notice or knowledge to the contrary.

          (c) Upon the surrender of any Stock Purchase Right, properly endorsed, for registration of transfer or for exchange at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will (subject to compliance with Section 8 hereof, if applicable) execute and deliver to or upon the order of the holder thereof a new Stock Purchase Right or Stock Purchase Rights of like tenor, in the name of such holder or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Stock Purchase Right or Stock Purchase Rights so surrendered.

     10.3. Replacement of Stock Purchase Rights. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Stock Purchase Right and upon delivery of indemnity and surety bond reasonably satisfactory to the Company in form and amount or, in the case of any such mutilation, upon surrender of such Stock Purchase Right for cancellation at the office of the Company maintained pursuant to Section 10.2(a) hereof, the Company at its expense will execute and deliver, in lieu thereof, a new Stock Purchase Right of like tenor and dated the date hereof.

11. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     Actual Purchase Price Per Share: (a) If any shares of Common Stock subject to this Stock Purchase Right are being purchased in connection with the Company's Pre-Spin-Off IPO, the lesser of the Specified Amount at the time of such purchase and 90% of the gross price paid per share paid by the public in such Pre-Spin-Off IPO, (b) if any shares of Common Stock subject to this Stock Purchase Right are being purchased in connection with a Third-Party Sale, the Specified Amount at the time of such purchase, and (c) if any shares of Common Stock subject to this Stock Purchase Right are being purchased in connection with a Spin-Off of the Company which has not been preceded by a Pre-Spin-Off IPO, the Specified Amount at the time of such purchase.

     Business Day: Any day other than a Saturday or a Sunday or a day on which commercial banking institutions in Boston, Massachusetts, New York, New York or Rochester, New Hampshire are authorized by law to be closed. Any reference to "days" (unless Business Days are specified) shall mean calendar days.

     Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     Common Stock: As defined in the introduction to this Stock Purchase Right, such term to include any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference; provided, however, that, subject to the provisions of Section 3.1 of
            --------  -------
this Stock Purchase Right, shares of Common Stock issuable on the purchase thereof pursuant to the terms of this Stock Purchase Right shall include only shares of the class designated as Common Stock of the Company on the date hereof or any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock (provided that, if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from such changes and reclassifications bears to the total number of shares of all classes resulting from all such changes and reclassifications).

     Company: As defined in the introduction to this Stock Purchase Right, such term to include any corporation which shall succeed to or assume the obligations of the Company hereunder in compliance with Section 3 hereof.

     Deemed Purchase Price Per Share: The amount determined by dividing (a) the product obtained by multiplying the Actual Purchase Price Per Share by the total number of shares of Common Stock issuable upon purchase thereof pursuant to the terms of this Stock Purchase Right (after giving effect to all adjustments provided for in Section 2 hereof) by (b) the number of shares of Common Stock initially issuable upon purchase thereof pursuant to the terms of this Stock Purchase Right (without giving effect to any adjustment provided for in Section 2 hereof or otherwise provided for herein).

     Effective Date: As defined in the introduction to this Stock Purchase
Right.

     Initial Specified Amount Per Share: $[applicable specified amount].

     Investors:  As defined in the introduction to this Stock Purchase Right.

     Market Price: On any date specified herein, the amount per share of Common Stock equal to (a) the last sale price of Common Stock, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which Common Stock is then listed or admitted to trading, or (b) if Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of Common Stock on such date, or (c) if there shall have been no trading on such date or if Common Stock is not so designated, the average of the closing bid and asked prices of Common Stock on such date as shown by the NASD automated quotation system, or (d) if Common Stock is not then listed or admitted to trading on any national exchange or quoted in the over-the-counter market, the fair value thereof on such date as reasonably determined in good faith by the Board of Directors of the Company as of the date on which the determination is to be made; provided, however, that the holder of this Stock Purchase Right shall have no right to object to such determination unless such holder submits an objection in good faith to the Board of Directors within 10 days of notice thereof.

         NASD:  The National Association of Securities Dealers, Inc.

         Operating Subsidiary:  As defined in the Purchase Agreement.

         Other Securities: Any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the holders of the Stock Purchase Rights at any time shall be entitled to receive, or shall have received, upon the purchase thereof pursuant to the terms of the Stock Purchase Rights, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case, pursuant to
Section 3 hereof or otherwise in accordance with the terms hereof.

         Person: A corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

         Pre-Spin-Off IPO:  As defined in the Purchase Agreement.

         Purchase Agreement: As defined in the introduction to this Stock Purchase Right.

         Replacement Right:  As defined in the Purchase Agreement.

         Securities Act: The Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         Spin-Off:  As defined in the Purchase Agreement.

         Standstill Agreement: The Standstill Agreement, dated as of the date of this Stock Purchase Right, among the Company and the Investors.

         Stock Purchase Rights: As defined in the introduction to this Stock Purchase Right.

         Termination Date: As defined in the introduction to this Stock Purchase Right.

         Third-Party Sale:  As defined in the Purchase Agreement.

12. REMEDIES. The Company stipulates that the remedies at law of the holder of this Stock Purchase Right in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Stock Purchase Right are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

13. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this Stock Purchase Right shall be construed as conferring upon the holder hereof any rights as a stockholder of the Company or as imposing any obligation on such holder to purchase any securities or as imposing any liabilities on such holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

14. NOTICES. Any notice or other communication in connection with this Stock Purchase Right shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as hereinafter provided and if either (x) actually delivered at said address (evidenced in the case of a telex by receipt of the correct answerback) or (y) in the case of a letter, three Business Days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified: (a) if to any holder of any Stock Purchase Right, at the registered address of such holder as set forth in the register kept at the office of the Company maintained pursuant to Section 10.2(a) hereof; or (b) if to the Company, to the attention of its President at its office maintained pursuant to Section 10.2(a) hereof; provided, however, that the purchase of any shares of Common Stock subject to any Stock Purchase Right shall be effective in the manner provided in Section 1 hereof.

15. MISCELLANEOUS. This Stock Purchase Right and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Stock Purchase Right shall be construed and enforced in accordance with and governed by the domestic substantive laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction). The section headings in this Stock Purchase Right are for purposes of convenience only and shall not constitute a part hereof.

16. SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, all the covenants and provisions of this Stock Purchase Right by or for the benefit of the Company and the registered holders of the Stock Purchase Rights shall inure to the benefit of their respective successors and assigns.


                                          Aprisma Management Technologies, Inc.



                                          By:_____________________
                                             Title:

                             FORM OF SUBSCRIPTION

     [To be executed only upon purchase of Common Stock pursuant to Stock
                                Purchase Right]


Aprisma Managment Technologies, Inc.

         The undersigned registered holder of the within Stock Purchase Right hereby irrevocably elects to purchase thereunder, __________/1/ shares of the
Common Stock and herewith makes payment of $    therefor, and requests that the
certificates for such shares be issued in the name of, and delivered to       ,
whose address is          .


Dated:                         _________________________________
                               (Signature must conform in all
                               respects to name of holder as
                               specified on the face of Stock Purchase Right)

                               ---------------------------------
                               (Street Address)

                               ---------------------------------
                                (City)     (State)     (Zip Code)


____________________
/1/ Insert here the number of shares called for on the face of this Stock Purchase Right (or, in the case of a partial purchase, the portion thereof as to which is being purchased), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Stock Purchase Right, may be delivered upon purchase. In case of a partial purchase, a new Stock Purchase Right or Stock Purchase Rights will be issued and delivered, representing the unpurchased portion of the shares of Common Stock subject to the Stock Purchase Right, to the holder surrendering the Stock Purchase Right.

                             FORM OF CONVERSION NOTICE

                [To be executed only upon Stock Purchase Right]


Aprisma Management Technologies, Inc.

         The undersigned registered holder of the within Stock Purchase Right hereby irrevocably converts such Stock Purchase Right with respect to __________/1/ shares of the Common Stock which such holder would be entitled to receive upon the conversion thereof, and requests that the certificates for such
shares be issued in the name of, and delivered to      , whose address is      .


Dated:                          ____________________________________
                                (Signature must conform in all
                                respects to name of holder as
                                specified on the face of Stock Purchase Right)

                                ------------------------------------
                                (Street Address)

                                ------------------------------------
                                 (City)     (State)     (Zip Code)


_______________________
/1/ Insert here the number of shares called for on the face of this Stock Purchase Right (or, in the case of a partial purchase, the portion thereof as to which is being purchased), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Stock Purchase Right, may be delivered upon purchase. In case of a partial purchase, a new Stock Purchase Right or Stock Purchase Rights will be issued and delivered, representing the unpurchased portion of the shares of Common Stock subject to the Stock Purchase Right, to the holder surrendering the Stock Purchase Right.

                              FORM OF ASSIGNEMENT

          [To be executed only upon transfer of Stock Purchase Right]


         For value received, the undersigned registered holder of the within Stock Purchase Right hereby sells, assigns and transfers unto the right represented by such Stock Purchase Right to purchase __________/1/ shares of Common Stock of Aprisma Management Technologies, Inc. to which such Stock Purchase Right relates, and appoints ____________ Attorney to make such transfer on the books of Aprisma Management Technologies, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated:                           _________________________________
                                 (Signature must conform in all
                                 respects to name of holder as
                                 specified on the face of Stock Purchase Right)

                                 ---------------------------------
                                 (Street Address)

                                 ---------------------------------
                                 (City)     (State)     (Zip Code)

Signed in the presence of:



-------------------------



-------------------------
/1/    Insert here the number of shares called for on the face of this Stock
Purchase Right (or, in the case of a partial purchase, the portion thereof as to which is being purchased), in either case without making any adjustment for additional shares of Common Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of this Stock Purchase Right, may be delivered upon purchase. In case of a partial purchase, a new Stock Purchase Right or Stock Purchase Rights will be issued and delivered, representing the unpurchased portion of the shares of Common Stock subject to the Stock Purchase Right, to the holder surrendering the Stock Purchase Right.